     Filed with the Securities and Exchange Commission on September 15, 1999
                                                       Registration No. 33-51594

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 2

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                         Network Computing Devices, Inc.
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Delaware                              77-0177255
  ---------------------------------      ------------------------------------
     (State or other jurisdiction        (I.R.S. employer identification no.)
  of incorporation or organization)

                            350 North Bernardo Avenue
                             Mountain View, CA 94043
               ---------------------------------------------------
               (Address of principal executive offices) (Zip code)

                         NETWORK COMPUTING DEVICES, INC.
                             1989 STOCK OPTION PLAN
               ---------------------------------------------------
                            (Full title of the plan)


                                Rudolph G. Morin
                      President and Chief Executive Officer
                         Network Computing Devices, Inc.
                            350 North Bernardo Avenue
                             Mountain View, CA 94303
               ---------------------------------------------------
                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  (650) 694-0650

This Post-Effective Amendment No. 2 to the Registration Statement shall hereafter become effective in accordance with Rule 464 promulgated under the Securities Act of 1933, as amended.

                            TRANSFER OF UNUSED SHARES

     Pursuant to Registration Statement No. 33-51594 on Form S-8, Network Computing Devices, Inc., a Delaware corporation (the "Company"), registered shares of its Common Stock, $0.001 par value per share, issuable under the Network Computing Devices, Inc. 1989 Stock Option Plan (the "Predecessor Plan"). The Predecessor Plan terminated on April 28, 1999, and the Company has determined that a total of 548,000 of the registered shares (the "Unused Shares") will not be issued under the Predecessor Plan. The Company has established effective as of March 31, 1999, the Network Computing Devices, Inc. 1999 Stock Option Plan (the "Successor Plan"). The Company hereby transfers the Unused Shares from the Predecessor Plan to the Successor Plan.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1933, the Company has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California on September 13, 1999.

                                            NETWORK COMPUTING DEVICES, INC.

                                            By:       /s/ Gregory S. Wood
                                               -------------------------------
                                                   Gregory S. Wood
                                                   Vice President
                                                   and Chief Financial Officer

                        SIGNATURES AND POWER OF ATTORNEY


     The officers and directors of Network Computing Devices, Inc. whose signatures appear below, hereby constitute and appoint Rudolph G. Morin and Gregory S. Wood, and each of them, their true and lawful attorneys and agents, with full power of substitution, each with power to act alone, to sign and execute on behalf of the undersigned any amendment or amendments to this registration statement on Form S-8, and each of the undersigned does hereby ratify and confirm all that each of said attorney and agent, or their or his substitutes, shall do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                Signature                                       Title                                   Date
----------------------------------------      ----------------------------------------       ------------------
  /s/ Rudolph G. Morin                        President, Chief Executive Officer and
----------------------------------------      Director                                       September 13, 1999
Rudolph G. Morin                              (Principal Executive Officer)



  /s/ Gregory S. Wood                         Vice President and
----------------------------------------      Chief Financial Officer                        September 13, 1999
 Gregory S. Wood                              (Principal Financial and
                                              Accounting Officer)


  /s/ Robert G. Gilbertson
----------------------------------------      Chairman of the Board                          September 13, 1999
Robert G. Gilbertson


  /s/ Peter Preuss
----------------------------------------      Director                                       September 13, 1999
Peter Preuss


  /s/ Philip Greer
----------------------------------------      Director                                       September 13, 1999
Philip Greer



----------------------------------------      Director
Paul Low


  /s/ Stephen A. MacDonald
----------------------------------------      Director                                       September 13, 1999
Stephen A. MacDonald



----------------------------------------      Director
Douglas H. Klein